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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                              __________________

                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):

                                 July 12, 1999
                              __________________



                                  iMALL, INC.
            (Exact name of registrant as specified in its charter)

              Nevada                     0-21201              87-0553169
   (State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)      Identification No.)

    233 Wilshire Boulevard, Suite 820
        Santa Monica, California                                 90401
(Address of Principal Executive Offices)                      (Zip Code)

                              __________________



                                (310) 309-4000
                    ---------------------------------------
             (Registrant's telephone number, including area code)



                -----------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report.)
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Item 5.   Other Events

          On July 12, 1999, iMALL, Inc. (the "Company"), At Home Corporation ("At Home") and Shop Nevada, Inc. ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of At Home. Pursuant to the Merger Agreement, upon the effectiveness of the Merger, each outstanding share of Common Stock, par value $.008 per share, of the Company will be converted into the right to receive 0.460 shares of Series A Common Stock, par value $.01 per share, of At Home. Consummation of the Merger is subject to the satisfaction or waiver by the parties of certain conditions, including the receipt of regulatory approvals and approvals by the stockholders of the Company. A copy of the Merger Agreement is attached as Exhibit 2.1 hereto.

          In connection with the Merger Agreement, certain stockholders of the Company holding an aggregate of over 40% of the outstanding common stock of the Company have entered into a voting agreements with At Home, pursuant to which such stockholders agreed to vote their shares in favor of the adoption of the Merger Agreement, subject to certain conditions.

          A joint press release announcing these transactions is attached as
Exhibit 99.1 hereto.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          2.1 Agreement and Plan of Merger, dated as of July 12, 1999 among iMALL, Inc., At Home Corporation and Shop Nevada, Inc.

          99.1 Joint Press Release dated July 13, 1999.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        iMALL, INC.


Date:  July 12, 1999                    By:  /s/ Richard Rosenblatt
                                           ---------------------------------
                                             Name:  Richard Rosenblatt
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                       3